Exhibit 99

Colgate Announces 4th Quarter Earnings Exceeding Expectations

Company Reaffirms Comfort with 1Q and Full Year 2009 External Consensus

NEW YORK--(BUSINESS WIRE)--January 29, 2009--Regulatory News:

Colgate-Palmolive Company (NYSE:CL) today reported that net income and diluted earnings per share in fourth quarter 2008 were $497.0 million and $.94, respectively. Reported net income and diluted earnings per share in fourth quarter 2007 were $414.9 million and $.77, respectively. Excluding restructuring charges, net income increased 7% in fourth quarter 2008 to $527.5 million and diluted earnings per share increased 10% to $1.00, an all-time record. In fourth quarter 2007, net income and diluted earnings per share excluding restructuring charges were $490.7 million and $.91, respectively.

Fourth quarter 2008 results include $30.5 million of aftertax charges related to the 2004 Restructuring Program. The year ago quarter included restructuring charges of $75.8 million.

Worldwide sales grew 0.5% during the fourth quarter to a record $3,664.1 million and unit volume grew 1.0%. Global pricing increased 7.5% and foreign exchange was negative 8.0%. Excluding divested businesses, worldwide sales and unit volume grew 1.0% and 1.5%, respectively, and organic sales (excluding foreign exchange, acquisitions and divestments) grew 9.0%.

Gross profit margin as reported was 56.0% in fourth quarter 2008 and 56.1% in the year ago period. Excluding restructuring charges, gross profit margin decreased 120 basis points from 57.5% in 2007 to 56.3% in 2008, due to negative foreign exchange and a lag between the impact of significant increases in raw and packaging material costs and price increases implemented to offset them.

Selling, general and administrative expenses decreased from 35.7% of net sales in fourth quarter 2007 to 33.7% of net sales in fourth quarter 2008. Excluding restructuring charges, selling, general and administrative expenses decreased from 35.3% of net sales in fourth quarter 2007 to 33.0% in fourth quarter 2008, reflecting a 90 basis point reduction in overhead expense, the largest quarterly reduction in three years. In addition, worldwide advertising costs declined 140 basis points as a percentage to sales brought about by lower media rates in many areas of the world and reduced levels of spending in line with competition.

Operating profit as reported increased 13% versus fourth quarter 2007 to $761.6 million. Excluding restructuring charges, operating profit rose 2% to a record $800.9 million.

Net cash provided by operations year to date increased by 2% to $2,238.3 million. Working capital increased slightly to 2.5% of sales versus 2.2% in the comparable 2007 period, as reductions in receivable and inventory days outstanding were offset by a reduced level of payables. During 2008 and 2007, the Company made voluntary cash contributions of $95 million and $45 million, respectively, to its U.S. postretirement benefit plans.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results excluding restructuring charges, “We are delighted that our strong organic top-line momentum continued this quarter with organic sales increasing 9.0%. Also, our aggressive cost cutting and increasing efficiency allowed us to raise profit margins on both the operating profit and net profit lines, despite difficult economic conditions worldwide.

“A steady stream of new products across categories and at various price points is driving market share gains here in the U.S. and abroad. For the year, Colgate’s global toothpaste market share was at an all-time record high of 44.8%, led by share gains in the United States, Mexico, Brazil, Venezuela, Colombia, China, Russia, Germany and Australia. Colgate also strengthened its global leadership in manual toothbrushes with its global market share in that category exceeding a record 30% for the year.

Mr. Cook concluded, “The benefits of recently easing commodity and oil prices should begin to flow through during the first and second quarters of 2009. This, coupled with higher pricing and our ongoing aggressive savings programs, should offset the expected impact of the stronger dollar and indicates that gross profit margin for full year 2009 should be up nicely versus 2008. Overall, despite the global economic slowdown, we are comfortable with external profit expectations for the first quarter and full year 2009.”

For the full year 2008, worldwide sales as reported increased 11.0% to $15,329.9 million, an all-time high, including 3.5% unit volume growth, 5.5% higher pricing and 2.0% positive foreign exchange. Excluding divestments, global sales and unit volume grew 11.5% and 4.0%, respectively, and organic sales grew 9.5%.

As reported, net income and diluted earnings per share for the full year 2008 were $1,957.2 million and $3.66, respectively. Full year 2008 results include $112.4 million of aftertax charges related to the 2004 Restructuring Program.

As reported, net income and diluted earnings per share for the full year 2007 were $1,737.4 million and $3.20, respectively. Full year 2007 results include restructuring charges of $183.7 million and Other Items totaling to a net gain of $85.4 million aftertax (see Table 3 for 2007 Other Items details). Excluding restructuring charges in both periods and the 2007 Other Items noted above, net income and diluted earnings per share for full year 2008 increased 13% and 14%, respectively.

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgate.com.

The following are comments about divisional performance. With the exception of Europe/South Pacific, operating profit for each division increased during the quarter due to higher pricing and lower selling, general and administrative expenses, partially offset by higher raw and packaging material costs. Operating profit for Europe/South Pacific declined during the quarter reflecting higher raw material costs and negative foreign exchange. See attached Geographic Sales Analysis and Segment Information schedules for additional information on divisional sales and operating profit.

North America (19% of Company Sales)

North American sales grew 1.5% to a record level in the fourth quarter. Unit volume declined 3.5% with 6.5% higher pricing and 1.5% negative foreign exchange. North American operating profit increased 5% during the quarter to an all-time record level.

In the U.S., new product launches are contributing to market share gains across categories. Market share gains for the year were seen in toothpaste, manual toothbrushes, power toothbrushes, liquid hand soap, hand dish liquid and fabric conditioners. In oral care, Colgate Total Advanced Clean and Colgate Total Advanced Whitening toothpastes, supported by an integrated marketing campaign featuring Brooke Shields and an expansive professional sampling program, helped drive market share for Colgate Total toothpaste to a record high of 16.0% for the year. Market share for Colgate Max Fresh toothpaste is also at a record high at 4.1% for the year. Colgate’s share of the manual toothbrush market reached a record 27.1% for the year, up 1.5 share points versus year ago, fueled by the success of Colgate 360°, Colgate 360° Sensitive and new Colgate 360° Deep Clean manual toothbrushes.

Successful new products contributing to growth in the U.S. in other categories include Colgate 360° Sonic Power battery toothbrush, Irish Spring Moisture Blast and Irish Spring Reviving Mint body wash, Palmolive Pure & Clear dish liquid and Softsoap brand Body Butter Coconut Scrub moisturizing body wash.

Looking ahead, the innovation pipeline in the U.S. is very robust with an array of exciting introductions across categories planned for launch in first quarter 2009. Upcoming launches include Colgate Max White and Colgate Sensitive Enamel Protect toothpastes, Palmolive Aroma Sensations hand dish liquid, Softsoap Ensembles liquid hand soap, Speed Stick Pro and Lady Speed Stick Spa deodorants and Colgate Max White manual toothbrush.

Latin America (27% of Company Sales)

Latin American sales and unit volume grew 5.5% and 5.0%, respectively, in the fourth quarter on top of very strong sales and volume growth in the year ago period. The strong volume gains were led by Brazil, Mexico, Venezuela, Colombia and Argentina. Higher pricing added 12.5% while foreign exchange was negative 12.0%. Latin American operating profit increased 11% during the quarter to a record level.

Colgate continues to build its strong leadership in oral care throughout Latin America with its regional toothpaste market share at a record high year to date, driven by market share gains in nearly every country. Strong sales of premium-priced offerings such as Colgate Total Professional Clean, Colgate Total Professional Sensitive and Colgate Max White toothpastes drove share gains throughout the region. In Mexico, for example, Colgate’s toothpaste market share reached 85.2% year to date, up 120 basis points versus year ago. Colgate’s leading share of the manual toothbrush market for the region is at a record high year to date at 39.4%, up 180 basis points versus year ago. Strong sales of Colgate 360°, Colgate 360° Sensitive, Colgate 360° Deep Clean and Colgate Max Fresh manual toothbrushes throughout the region contributed to this success.

In other product categories, Colgate Plax Whitening and Colgate Plax Ice mouthwashes, Palmolive bar soap and shower gel with ingredients from the Amazon, Lady Speed Stick Aloe Defense multi-form deodorants, Palmolive Caprice shampoo and Suavitel Magic Moments, a fabric conditioner with a touch-release fragrance that lasts for months after washing, contributed to market share gains in the region.

Europe/South Pacific (23% of Company Sales)

As reported, Europe/South Pacific sales and unit volume declined 13.0% and 2.5%, respectively. Excluding divested businesses, sales and unit volume declined 12.5% and 2.0%, respectively. Pricing increased 1.0% and foreign exchange was negative 11.5%.

Volume gains in Denmark, Germany, the GABA business, Czech Republic, Romania, Adria and Australia were more than offset by volume declines in France, Italy and Spain. Operating profit for the region declined 26% during the quarter versus a record level in the year ago period.

Colgate maintained its oral care leadership in the Europe/South Pacific region with toothpaste share gains in Austria, Germany, Switzerland, Czech Republic, Hungary, Slovakia, Serbia, Poland, Greece, Croatia, Australia and New Zealand. Successful premium products driving these share gains include Colgate Max Fresh, Colgate Max White, Colgate Total and Colgate Sensitive Enamel Protect toothpastes. GABA’s toothpaste market share also grew in many markets across the region, in both the food and pharmacy channels. In the manual toothbrush category, strong sales of Colgate 360°, Colgate 360° Sensitive, Colgate 360° Deep Clean and Colgate Max Fresh toothbrushes strengthened Colgate’s market leadership in this category for the region.

Recent premium innovations contributing to gains in other product categories include Colgate 360° Sonic Power battery toothbrush, Colgate Plax Whitening mouth rinse, Palmolive Naturals Cherry Blossom shower gel, Ajax Professional bucket dilutable and Ajax Professional glass cleaners, PAIC Desincrust dish liquid, the French version of Palmolive Scrub Buster, and Soupline Magic Moments fabric conditioner.

Greater Asia/Africa (17% of Company Sales)

Greater Asia/Africa sales and unit volume increased 1.0% and 2.5%, respectively. Volume gains in India, Russia and the rest of the CIS countries, Philippines, Vietnam, South Africa, the Gulf States/Saudi Arabia region, Morocco and Kenya more than offset volume declines in the Greater China region. Pricing increased 8.5% and foreign exchange was negative 10.0%. Operating profit for the region increased 15% during the quarter to an all-time record level.

Colgate strengthened its oral care leadership in the Greater Asia region with its regional toothpaste market share reaching a record high year to date. In China, for example, Colgate’s toothpaste market share reached 31.1% year to date, up 130 basis points versus year ago. Colgate’s share of the manual toothbrush market also strengthened throughout the region with many countries achieving record high shares in the category. Successful new products driving the oral care growth include Colgate Total Professional Clean, Colgate Max White, Colgate 360° Whole Mouth Clean and Darlie Salt White toothpastes, Colgate 360° Deep Clean and Colgate Max Fresh manual toothbrushes, and Colgate Plax Overnight Herbal Sensations mouthwash.

New products contributing to growth in other categories in the region include Palmolive Nutra-Oil shower gel, Protex Aloe shower cream and bar soap, and Protex Icy Cool bar soap.

Hill’s (14% of Company Sales)

Hill’s sales grew 13.5% during the quarter to an all-time record level. Unit volume increased 4.0%, pricing increased 11.5% and foreign exchange was negative 2.0%. Volume growth was led by the United States, Japan, the United Kingdom, Russia and France. Operating profit increased 13% during the quarter to an all-time record level.

New products contributing to sales in the U.S. specialty channel include Science Diet Nature’s Best Canine and Feline and the relaunch of Science Diet Puppy and Kitten foods with improved formulas including higher levels of antioxidants clinically proven to build a healthier immune system within 90 days. Prescription Diet j/d Canine contributed to sales in the U.S. veterinary channel.

New pet food products contributing to international sales include Science Plan Nature’s Best Canine and Feline, Prescription Diet w/d Canine and Prescription Diet r/d Canine.

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Mennen, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, Elmex, Tom’s of Maine, Ajax, Axion, Fabuloso, Soupline, and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company's web site at http://www.colgate.com.

The Company’s annual meeting of shareholders is currently scheduled for Friday, May 8, 2009.

Unless otherwise indicated, all market share data included in this press release is as measured by ACNielsen.

This press release and the related webcast (other than historical information) may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit and profit margin growth, earnings growth, financial goals, cost-reduction plans, estimated savings associated with the 2004 Restructuring Program, tax rates and new product introductions. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or the Company’s web site at http://www.colgate.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP measures used in this earnings release:

To supplement Colgate's condensed consolidated income statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company has disclosed non-GAAP measures of operating results that exclude certain items. Net sales, gross profit margin, operating profit, operating profit margin, net income and earnings per share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of certain items reported in the corporate segment, as explained below:

  The restructuring charges relate to the restructuring program that began in the fourth quarter of 2004 and was completed as of the end of 2008 (the "2004 Restructuring Program"). These restructuring charges include separation-related costs, incremental depreciation and asset write-downs, and other costs related to the implementation of the 2004 Restructuring Program. In light of their nature and magnitude, the Company believes these items should be presented separately to enhance an investor's overall understanding of its ongoing operations.
  The four Other Items, which pertained to the twelve months ended December 31, 2007, are comprised of the gain on sale of the Company’s household bleach business in Latin America, a charge related to the limited voluntary product recall of certain Hill’s feline products, tax adjustments consisting of the reduction of a tax loss carryforward valuation allowance in Brazil, partially offset by tax provisions for the recapitalization of certain overseas subsidiaries, and a charge associated with certain pension obligations in accordance with Statement of Financial Accounting Standards (SFAS) No. 88, “Employers’ Accounting for Settlement and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” (“SFAS 88 charges”). The amount of each such excluded item for the twelve months ended December 31, 2007 is set forth in the table entitled “Supplemental Consolidated Income Statement Information – Other Items” included with this release. In light of their nature and magnitude, the Company believes that these four Other Items should be presented separately to enhance an investor’s overall understanding of its ongoing operations.

Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. See “Consolidated Income Statement and Supplemental Information — Reconciliation Excluding the 2004 Restructuring Program and Other Items” for the three and twelve months ended December 31, 2008 and 2007 included with this release for a reconciliation of these financial measures to the related GAAP measures.

Sales and unit volume growth, both worldwide and in relevant geographic divisions, are discussed in this release both as reported and excluding divestments. Management believes this provides useful supplemental information to investors as it allows comparisons of sales growth and volume growth from ongoing operations on a period-over-period basis. This release also discusses organic sales growth (excludes the impact of foreign exchange, acquisitions and divestments). Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis, Percentage Changes – Fourth Quarter 2008 vs. 2007” for a comparison of sales excluding divestments and organic sales to sales as reported in accordance with GAAP.

The Company defines free cash flow before dividends as net cash provided by operations less capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows For the Twelve Months Ended December 31, 2008 and 2007” for a comparison of free cash flow before dividends to net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

Table 1
Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program and Other Items

For the Three Months Ended December 31, 2008 and 2007

(in Millions Except Per Share Amounts) (Unaudited)

	2008			2007
	As Reported	Restructuring	Excluding Restructuring	As Reported	Restructuring	Excluding Restructuring

Net sales	$3,664.1	$-	$3,664.1	$3,642.2	$-	$3,642.2

Cost of sales	1,613.5	10.8	1,602.7	1,599.0	50.0	1,549.0

Gross profit	2,050.6	(10.8)	2,061.4	2,043.2	(50.0)	2,093.2

Gross profit margin	56.0%		56.3%	56.1%		57.5%

Selling, general and administrative expenses	1,235.3	26.2	1,209.1	1,301.4	16.2	1,285.2

Other (income) expense, net	53.7	2.3	51.4	66.2	39.9	26.3

Operating profit	761.6	(39.3)	800.9	675.6	(106.1)	781.7

Operating profit margin	20.8%		21.9%	18.5%		21.5%

Interest expense, net	13.6	-	13.6	35.0	-	35.0

Income before income taxes	748.0	(39.3)	787.3	640.6	(106.1)	746.7

Provision for income taxes	251.0	(8.8)	259.8	225.7	(30.3)	256.0

Effective tax rate	33.6%		33.0%	35.2%		34.3%

Net income	497.0	(30.5)	527.5	414.9	(75.8)	490.7

Earnings per common share
Basic	$0.97	$(0.06)	$1.03	$0.80	$(0.15)	$0.95
Diluted	$0.94	$(0.06)	$1.00	$0.77	$(0.14)	$0.91

Average common shares outstanding
Basic	503.4	503.4	503.4	509.9	509.9	509.9
Diluted	529.9	529.9	529.9	542.2	542.2	542.2

Note: Basic and diluted earnings per share for the “As Reported” and “Excluding Restructuring” and are computed independently for each quarter and the year to date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not necessarily equal the earnings per share for the year to date period. In addition, the impact of "Restructuring" on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

Table 2
Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program and Other Items

For the Twelve Months Ended December 31, 2008 and 2007

(in Millions Except Per Share Amounts) (Unaudited)

	2008			2007
	As Reported	Restructuring	Excluding Restructuring	As Reported	Restructuring	Other Items (a)	Excluding Restructuring & Other Items

Net sales	$15,329.9	$-	$15,329.9	$13,789.7	$-	$(2.1)	$13,791.8

Cost of sales	6,703.5	58.8	6,644.7	6,042.3	153.8	(1.1)	5,889.6

Gross profit	8,626.4	(58.8)	8,685.2	7,747.4	(153.8)	(1.0)	7,902.2

Gross profit margin	56.3%		56.7%	56.2%			57.3%

Selling, general and administrative expenses	5,422.3	81.0	5,341.3	4,973.0	49.1	-	4,923.9

Other (income) expense, net	183.4	24.0	159.4	121.3	55.6	(20.6)	86.3

Operating profit	3,020.7	(163.8)	3,184.5	2,653.1	(258.5)	19.6	2,892.0

Operating profit margin	19.7%		20.8%	19.2%			21.0%

Interest expense, net	95.6	-	95.6	156.6	-	-	156.6

Income before income taxes	2,925.1	(163.8)	3,088.9	2,496.5	(258.5)	19.6	2,735.4

Provision for income taxes	967.9	(51.4)	1,019.3	759.1	(74.8)	(65.8)	899.7

Effective tax rate	33.1%		33.0%	30.4%			32.9%

Net income	1,957.2	(112.4)	2,069.6	1,737.4	(183.7)	85.4	1,835.7

Earnings per common share
Basic	$3.81	$(0.22)	$4.03	$3.35	$(0.36)	$0.17	$3.54
Diluted	$3.66	$(0.21)	$3.87	$3.20	$(0.34)	$0.16	$3.38

Average common shares outstanding
Basic	506.3	506.3	506.3	510.8	510.8	510.8	510.8
Diluted	535.0	535.0	535.0	543.7	543.7	543.7	543.7

(a) See Table 3 "Supplemental Consolidated Income Statement Information - Other Items" for details.

Note: Basic and diluted earnings per share for the “As Reported” and “Excluding Restructuring & Other Items” are computed independently for each quarter and the year to date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not necessarily equal the earnings per share for the year to date period. In addition, the impact of "Restructuring” and "Other Items" on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

Table 3

Colgate-Palmolive Company

Supplemental Consolidated Income Statement Information

Other Items

For the Twelve Months Ended December 31, 2007

(in Millions Except Per Share Amounts) (Unaudited)

	Twelve Months Ended December 31, 2007
	Gain on Bleach Sale	Hill's Product Voluntary Recall	Tax Adjustments*	SFAS 88 Pension Charges	Total Other Items

Net sales	$-	$(2.1)	$-	$-	$(2.1)

Cost of sales	-	(1.1)	-	-	(1.1)

Gross profit	-	(1.0)	-	-	(1.0)

Selling, general and administrative expenses	-	-	-	-	-

Other (income) expense, net	(48.6)	12.6	-	15.4	(20.6)

Operating profit	48.6	(13.6)	-	(15.4)	19.6

Interest expense, net	-	-	-	-	-

Income before income taxes	48.6	(13.6)	-	(15.4)	19.6

Provision for income taxes	18.9	(5.4)	(73.9)	(5.4)	(65.8)

Net income	29.7	(8.2)	73.9	(10.0)	85.4

Earnings per common share
Basic	$0.06	$(0.02)	$0.15	$(0.02)	$0.17
Diluted	$0.05	$(0.01)	$0.14	$(0.02)	$0.16

* Reduction of tax loss carryforward valuation allowances in Brazil of $94.6, partially offset by tax provisions for the recapitalization of certain overseas subsidiaries.

Table 4

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2008 and 2007

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2008	2007

Cash and cash equivalents	$554.9	$428.7
Receivables, net	1,591.9	1,680.7
Inventories	1,197.1	1,171.0
Other current assets	366.1	338.1
Property, plant and equipment, net	3,119.5	3,015.2
Other assets, including goodwill and intangibles	3,149.8	3,478.3
Total assets	$9,979.3	$10,112.0

Total debt	3,783.5	3,515.9
Other current liabilities	2,755.1	2,868.7
Other non-current liabilities	1,518.6	1,441.2
Total liabilities	8,057.2	7,825.8
Total shareholders’ equity	1,922.1	2,286.2
Total liabilities and shareholders’ equity	$9,979.3	$10,112.0

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$3,216.4	$3,064.6
Working capital % of sales	2.5%	2.2%

* Marketable securities of $12.2 and $22.6 as of December 31, 2008 and 2007, respectively, are included in Other current assets.

Table 5

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the years ended December 31, 2008 and 2007

(Dollars in Millions) (Unaudited)

	2008	2007

Operating Activities
Net income	$1,957.2	$1,737.4
Adjustments to reconcile net income to net cash provided by operations:
Restructuring, net of cash	(50.4)	21.3
Depreciation and amortization	347.6	333.9
Gain before tax on sale of non-core product lines	-	(48.6)
Stock-based compensation expense	100.3	110.3
Deferred income taxes	(6.1)	(147.4)
Cash effects of changes in:
Receivables	(69.8)	(66.5)
Inventories	(134.7)	(111.5)
Accounts payable and other accruals	125.2	366.2
Other non-current assets and liabilities	(31.0)	8.6
Net cash provided by operations	2,238.3	2,203.7

Investing Activities
Capital expenditures	(683.5)	(583.1)
Payment for acquisitions, net of cash acquired	-	(26.5)
Sale of property and non-core product lines	57.5	109.7
Sales (purchases) of marketable securities and investments	10.4	(11.0)
Other	2.2	(17.4)
Net cash used in investing activities	(613.4)	(528.3)

Financing Activities
Principal payments on debt	(2,319.9)	(1,737.8)
Proceeds from issuance of debt	2,514.9	1,513.1
Dividends paid	(825.2)	(749.6)
Purchases of treasury shares	(1,072.9)	(1,269.4)
Proceeds from exercise of stock options and excess tax benefits	237.2	489.3
Net cash used in financing activities	(1,465.9)	(1,754.4)

Effect of exchange rate changes on cash and cash equivalents	(32.8)	18.2
Net (decrease)/increase in Cash and cash equivalents	126.2	(60.8)
Cash and cash equivalents at beginning of period	428.7	489.5
Cash and cash equivalents at end of period	$554.9	$428.7

Supplemental Cash Flow Information
Free cash flow before dividends (net cash provided by operations less capital expenditures)
Net cash provided by operations	$2,238.3	$2,203.7
Less: Capital expenditures	(683.5)	(583.1)
Free cash flow before dividends	$1,554.8	$1,620.6

Income taxes paid	$862.3	$646.5

Table 6
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2008 and 2007

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net sales
Oral, Personal and Home Care

North America	$709.3	$699.2	$2,851.7	$2,720.8
Latin America	996.1	944.0	4,088.0	3,488.9
Europe/South Pacific	768.0	881.5	3,582.7	3,383.3
Greater Asia/Africa	617.5	611.6	2,660.0	2,337.6

Total Oral, Personal and Home Care	$3,090.9	$3,136.3	$13,182.4	$11,930.6

Pet Nutrition	573.2	505.9	2,147.5	1,859.1

Total Net sales	$3,664.1	$3,642.2	$15,329.9	$13,789.7

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating profit
Oral, Personal and Home Care

North America	$191.7	$182.0	$689.1	$666.8
Latin America	293.8	263.6	1,180.7	1,006.0
Europe/South Pacific	146.5	198.1	746.5	763.8
Greater Asia/Africa	119.6	103.6	446.3	362.8

Total Oral, Personal and Home Care	$751.6	$747.3	$3,062.6	$2,799.4

Pet Nutrition	151.2	133.3	541.8	487.8
Corporate	(141.2)	(205.0)	(583.7)	(634.1)

Total Operating profit	$761.6	$675.6	$3,020.7	$2,653.1
The Company evaluates segment performance based on several factors, including Operating profit. The Company uses Operating profit as a measure of operating segment performance because it excludes the impact of corporate-driven decisions related to interest expense and income taxes. Corporate operations include restructuring and related implementation costs, stock-based compensation related to stock options and restricted stock awards, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

For the three months ended December 31, 2008 and 2007, Corporate operating expenses include $39.3 and $106.1 of charges related to the Company’s 2004 Restructuring Program, respectively. For the twelve months ended December 31, 2008 and 2007, Corporate operating expenses include $163.8 and $258.5 of charges related to the Company’s 2004 Restructuring Program, respectively. Additionally, Corporate operating expenses for the twelve months ended December 31, 2007 included $15.4 of SFAS 88 pension charges, $13.6 of charges as a result of a limited voluntary recall of Hill's product in March 2007 and a $48.6 gain related to the sale of the Company's household bleach business in Latin America.

As a result of the Hill's product voluntary recall, Pet Nutrition Net sales for the twelve months ended December 31, 2007 were reduced by $2.1.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis

Percentage Changes - Fourth Quarter 2008 vs 2007

December 31, 2008

(Unaudited)

				COMPONENTS OF SALES CHANGE						COMPONENTS OF SALES CHANGE
				FOURTH QUARTER						TWELVE MONTHS

					Pricing						Pricing
	4th Qtr	4th Qtr			Coupons		12 Months	12 Months			Coupons
	Sales	Sales	4th Qtr		Consumer &		Sales	Sales	12 Months		Consumer &
	Change	Change	Organic	Ex-Divested	Trade		Change	Change	Organic	Ex-Divested	Trade
Region	As Reported	Ex-Divestment	Sales Change	Volume	Incentives	Exchange	As Reported	Ex-Divestment	Sales Change	Volume	Incentives	Exchange

Total Company	0.5%	1.0%	9.0%	1.5%	7.5%	(8.0%)	11.0%	11.5%	9.5%	4.0%	5.5%	2.0%

Europe/South Pacific	(13.0%)	(12.5%)	(1.0%)	(2.0%)	1.0%	(11.5%)	6.0%	6.0%	0.5%	0.5%	0.0%	5.5%

Latin America	5.5%	5.5%	17.5%	5.0%	12.5%	(12.0%)	17.0%	17.5%	16.0%	6.5%	9.5%	1.5%

Greater Asia/Africa	1.0%	1.0%	11.0%	2.5%	8.5%	(10.0%)	14.0%	14.5%	13.0%	7.5%	5.5%	1.5%

Total International	(2.5%)	(2.0%)	9.5%	2.0%	7.5%	(11.5%)	12.0%	12.5%	9.5%	4.5%	5.0%	3.0%

North America	1.5%	1.5%	3.0%	(3.5%)	6.5%	(1.5%)	5.0%	5.0%	5.0%	1.5%	3.5%	0.0%

Total CP Products	(1.5%)	(1.0%)	8.0%	1.0%	7.0%	(9.0%)	10.5%	11.0%	8.5%	4.0%	4.5%	2.5%

Hill's	13.5%	13.5%	15.5%	4.0%	11.5%	(2.0%)	15.5%	15.5%	13.0%	2.5%	10.5%	2.5%

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
Hope Spiller, 212-310-2291